================================================================================


                               BE AEROSPACE, INC.
                            (a Delaware corporation)



                                  $100,000,000


                     9 7/8% Senior Subordinated Notes due 2006



                               PURCHASE AGREEMENT
                               ------------------



Dated:  January 19, 1996



================================================================================

                               BE AEROSPACE, INC.
                            (a Delaware corporation)

                                  $100,000,000

                     9 7/8% Senior Subordinated Notes due 2006



                               PURCHASE AGREEMENT
                               ------------------


                               January 19, 1996



MERRILL LYNCH & CO.
 Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

     BE Aerospace, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (each an "Initial Purchaser" and together the "Initial Purchasers") $100,000,000 aggregate principal amount of its 9 7/8% Senior Subordinated Notes due 2006 (the "Securities"). The Securities are to be issued pursuant to an indenture to be dated as of January 24, 1996 (the "Indenture") between the Company and Fleet National Bank of Connecticut, as trustee (the "Trustee"). The Securities and the Indenture are more fully described in the Offering Memorandum (as hereinafter defined). Capitalized terms used herein and not otherwise defined herein have the respective meanings specified in the Offering Memorandum.

     The Securities will be offered and sold to you without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance on an exemption therefrom. The Company has prepared a preliminary offering memorandum, dated

December 27, 1995 (such preliminary offering memorandum being hereinafter referred to as the "Preliminary Offering Memorandum"), and is preparing a final offering memorandum, dated January 19, 1996 (such final offering memorandum, in the form first furnished to the Initial Purchasers for use in connection with the offering of the Securities, being hereinafter referred to as the "Offering Memorandum"), each setting forth information regarding the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities.

     The Company understands that you propose to make an offering of the Securities on the terms set forth in the Offering Memorandum, as soon as you deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom you reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the 1933 Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D ("Regulation D") of the 1933 Act ("Accredited Investors")) in exempt private sales under the 1933 Act and/or (iii) to non-U.S. persons outside the United States to whom you reasonably believe offers and sales of the Securities may be made in reliance upon Regulation S ("Regulation S") under the 1933 Act.

     The holders of Securities will be entitled to the benefits of a Registration Rights Agreement, in substantially the form attached hereto as Exhibit A with such changes as shall be agreed to by the parties hereto (the "Registration Rights Agreement"), pursuant to which the Company will file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Securities or the Exchange Securities referred to in the Registration Rights Agreement under the 1933 Act.

     It is understood and agreed that (a) the Company has obtained the consent of the holders of its 9-3/4% Senior Notes due 2003 (the "Senior Notes") to execute and has executed a First Supplemental Indenture dated as of January 5, 1996 (the "Supplemental Indenture") effecting certain amendments to, and a waiver of a provision of, the Indenture dated as of March 3, 1993 (the "Senior
Note Indenture") between the Company and United States Trust Company of New York, as trustee (the "Senior Note Trustee"), as more fully described in the Company's consent solicitation statement relating thereto dated December 15, 1995 (the "Consent Solicitation Statement") and (b) prior to or concurrently with the Closing Time (as defined in Section 2(b)), (i) the Company will enter into a second amended and restated credit agreement (the "Amended Bank Credit Agreement") with the lenders party thereto (the "Lenders") and The Chase Manhattan Bank (National Association) ("Chase"), as administrative agent for the Lenders (the "Agent"), which will consist of a $100 revolving credit facility and will amend and restate the Amended and Restated Credit Agreement dated as of May 18, 1994 among the Company, the lenders party thereto, and

Chase, as agent for such lenders, and (ii) the Company will acquire with a portion of the net proceeds from the sale of the Securities all of the outstanding shares of Burns Aerospace Corporation, a Delaware corporation ("Burns") and a wholly owned indirect subsidiary of Eagle Industries, Inc., a Delaware corporation ("Eagle"), pursuant to the Acquisition Agreement dated December 14, 1995 (the "Acquisition Agreement") between the Company and Eagle (the "Acquisition"). For purposes of this Agreement, at the Closing Time the term "Company" shall mean the Company as it would exist immediately following the Acquisition.

          Section 1. Representations and Warranties. (a) The Company represents
                     ------------------------------
and warrants to and agrees with the Initial Purchasers as of the date hereof and as of the Closing Time as follows:

          (i) As of their respective dates and as of the Closing Time, none of the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto.

          (ii) Except for the Senior Notes, there are no debt securities of the Company registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system. The Company has been advised that the Securities have been designated PORTAL securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

          (iii) None of the Company or any affiliate of the Company (as defined in Rule 501(b) under the 1933 Act) has directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act) by or for the Company that are of the same or similar class as the Securities (other than with respect to the Exchange Securities) in a manner that would require the registration of the Securities under the 1933 Act.

          (iv) None of the Company or any affiliate of the Company or any person acting on their behalf has (A) engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising (as those terms are used within the meaning of Regulation D);
     (B) solicited offers for, or offered or sold, such Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act; or (C) engaged in any directed selling efforts (as defined in Rule 902 of the 1933 Act) in the United States in connection with the Securities being offered and sold pursuant to Regulation S.

          (v) Each of Deloitte & Touche L.L.P. and Arthur Andersen LLP, which are reporting upon the audited financial statements and related notes included in the Offering Memorandum, is an independent public accountant with respect to the Company and Burns, respectively, in accordance with the provisions of the 1933 Act and the rules and regulations of the Commission thereunder.

          (vi) The financial statements included in the Offering Memorandum (excluding the pro forma financial data) present fairly (a) the financial position of (1) the Company and its subsidiaries on a consolidated basis and (2) Burns, in each case, as of the dates indicated and (b) the results of operations and cash flows of (1) the Company and its subsidiaries on a consolidated basis and (2) Burns, in each case, for the periods specified, subject, in the case of unaudited financial statements of the Company or Burns, to normal year-end adjustments which shall not be materially adverse to the condition (financial or otherwise), earnings, business affairs or business prospects of either the Company and its subsidiaries, considered as one enterprise, or Burns, as the case may be. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Offering Memorandum present fairly the information required to be stated therein. The selected financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Offering Memorandum. The pro forma financial statements and other pro forma financial information included in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (vii) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

          (viii) The Company's only subsidiaries (either direct or indirect) are: BEA Aerospace International Ltd., a company incorporated under the laws of Barbados ("BEA International"), Flight Equipment Engineering Limited, a company incorporated under the Companies Act (United Kingdom) ("FEEL"), BE Aerospace (U.K) Limited, a company incorporated under the Companies Act (United Kingdom) ("BEA UK"), Fort Hill Aircraft Holdings Limited, a company incorporated under the Companies Act (United Kingdom) ("Fort Hill"), AFI Holdings Limited, a company incorporated under the Companies Act (United Kingdom) ("AFI"), Aircraft Furnishing Limited, a company incorporated under the Companies Act (United Kingdom) ("AFL"), BE Aerospace (Services) Limited, a company incorporated under the Companies Act (United Kingdom), BE Aerospace (U.S.A.), Inc., a Delaware corporation ("BEA USA"), BE Aerospace (Netherlands) B.V., a company incorporated under the laws of the Netherlands ("BEA Netherlands"), Royal Inventum, B.V., a company incorporated under the laws of the Netherlands ("Royal Inventum"), Nordskog Industries, Inc., a California corporation ("Nordskog"), Acurex Corporation, a Delaware corporation ("Acurex"), BE Aerospace (France) S.A.R.L., a company incorporated under the laws of France ("BEA France") and, at the Closing Time, Burns (each individually, a "Subsidiary" and collectively, the "Subsidiaries"). The Company has no significant subsidiaries (as defined in Rule 1.02 of the Commission's Regulation S-X), other than Acurex, FEEL and Royal Inventum and, at the Closing Time, Burns. AFI, Fort Hill and Nordskog are inactive subsidiaries with no significant assets and are not engaged in any active trade or business. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued or created and are fully paid and non-assessable and, other than in the case of BEA France, five shares owned by Marc Leveille, a French national and director of BEA France, and five shares owned by The K.A.D. Companies, Inc., an investment, venture capital and consulting firm owned by Amin J. Khoury, the Chief Executive Officer of the Company, are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, except that (1) 65% of the issued and outstanding Ordinary Shares of FEEL are pledged to the Agent under the Amended Bank Credit Agreement, (2) 65% of the issued and outstanding capital stock of BEA Netherlands is pledged to the Agent under the Amended Bank Credit Agreement, (3) the outstanding capital stock of each of BEA USA and Acurex is pledged to the Agent under the Amended Bank Credit Agreement and (4) the outstanding capital stock of each of CNC and BEA UK is charged to Barclays Bank PLC pursuant to a debenture over the assets of FEEL dated November 19, 1992. The Company does not, directly or indirectly, own any equity or long term debt securities of any corporation, firm, partnership, joint venture or other entity, other than the stock of its Subsidiaries, a note from Acurex in the principal amount of $6,950,000, a note from FEEL in the principal amount of (Pounds)69,541 and a note from BEA Netherlands in the principal amount of Dfls. 49,385,000.

          (ix) The Company had, at the date indicated in the Offering Memorandum, a duly authorized, issued and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization".

          (x) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock of the Company, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Offering Memorandum.

          (xi) This Agreement has been duly authorized, executed and delivered by the Company.

          (xii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (y) the availability of equitable remedies may be limited by equitable principles of general applicability and (z) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

          (xiii) The Indenture has been duly authorized by the Company, will be substantially in the form heretofore delivered to you and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture conforms to the description thereof in the Offering Memorandum.

          (xiv) The Securities have been duly authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Securities conform to the description thereof in the Offering Memorandum.

          (xv) The Amended Bank Credit Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the other parties thereto in accordance with the terms thereof, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the description of each of the Supplemental Indenture and the Amended Bank Credit Agreement contained in the Offering Memorandum fairly presents the information disclosed in all material respects.

          (xvi) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the

     Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

          (xvii) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery by the Company of this Agreement, the Registration Rights Agreement, the Indenture, the Supplemental Indenture, the Amended Bank Credit Agreement and the Acquisition Agreement, the issuance, sale and delivery of the Securities by the Company, the closing of the Acquisition and the financing thereof, the consummation by the Company of the transactions contemplated in this Agreement, the Offering Memorandum and the Consent Solicitation Statement and the compliance by the Company with the terms of this Agreement, the Registration Rights Agreement, the Indenture, the Supplemental Indenture, the Amended Bank Credit Agreement and the Acquisition Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which they may be bound or to which any of their respective properties may be subject (except for consensual liens created pursuant to the Amended Bank Credit Agreement) or
     (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties.

          (xviii) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the rules and regulations thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and the securities or "blue sky" laws of the various states) is required for the valid authorization, issuance, sale and delivery of the Securities, for the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement, the Indenture, the Supplemental Indenture, the Amended Bank Credit Agreement and the Acquisition Agreement or for the consummation by the Company of the transactions contemplated in this Agreement, the Offering Memorandum and the Consent Solicitation Statement, except such of the foregoing as will be obtained prior to the Closing Time.

          (xix) Except as disclosed in the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective officers, in their capacity as such, that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in this Agreement, the Offering Memorandum, the Consent Solicitation Statement or that seeks to enjoin, invalidate or obtain any award or damages in respect of the Acquisition or the financing thereof; the aggregate of all pending legal or governmental proceedings that are not described in the Offering Memorandum to which the Company or any Subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Company or any Subsidiary, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xx) There are no contracts or documents of a character that would be required to be described in the Offering Memorandum, if it were a prospectus filed as part of a registration statement on Form S-1 under the 1933 Act, that are not described as would be so required. All such contracts to which the Company or any Subsidiary is party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xxi) The Company and the Subsidiaries each has good and marketable title to all properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Offering Memorandum or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxii) The Company and the Subsidiaries each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations, including, without limitation, any licenses, permits, certificates, consents, orders, approvals and other authorizations required to be obtained from the Federal Aviation Administration, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

          (xxiii) The Company and the Subsidiaries each owns or possesses adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxiv) To the best knowledge of the Company, no labor problem exists with its employees or with the employees of any Subsidiary or is imminent that could adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxv) Neither the Company nor any Subsidiary has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (xxvi) Assuming (A) the accuracy of the representations and warranties of the Initial Purchasers in Section 2 hereof and (B) the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 2 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under, or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with, this Agreement to register the Securities under the 1933 Act or to qualify any indenture in respect of the Securities under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (xxvii) None of the Company or any affiliate (as such term is defined in Rule 501(b) of Regulation D) of the Company or any person acting on behalf thereof has engaged in any directed selling efforts (as such term is defined in Regulation S) with respect to any Securities offered and sold in reliance on Rule 903 of Regulation S, and the Company and such affiliates and such other persons acting on behalf thereof have complied with the offering restrictions requirement of Regulation S with respect to the Securities.

          (xxviii) The Company has complied with all applicable provisions of Florida H.B. 1771, codified as Section 517.057 of the Florida Statutes and all regulations promulgated thereunder relating to issuers doing business in Cuba.

          (xxix) The Company is, and immediately after the Closing Time (after giving effect to the Acquisition as described in the Offering Memorandum) will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) the Company does not have an unreasonably small capital.

          (xxx) On or prior to the Expiration Date (as defined in the Consent Solicitation Statement), the Company or the Depositary (as defined in the Consent Solicitation Statement) has received, in accordance with the procedures, terms and conditions set forth in the Consent Solicitation Statement, the valid and unrevoked consent of the registered holders of not less than a majority in principal amount of the Outstanding (as defined in the Existing Indenture) Senior Notes to the execution of the Supplemental Indenture. The Company has duly authorized, executed and delivered the Supplemental Indenture and, at the Closing Time, the Supplemental Indenture will be in full force and effect and will constitute a valid and binding obligation of the

     Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xxxi) The representations and warranties of the Company set forth in the Amended Bank Credit Agreement are true and correct on the date hereof in all material respects, except to the extent any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true and correct in all material respects at such date.

          (xxxii) The representations and warranties of the Company set forth in the Acquisition Agreement are true and correct on the date hereof, except to the extent any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true and correct at such date.

          (xxxiii) The Acquisition Agreement is in full force and effect, and the Company has performed all of its obligations thereunder required to be performed on or prior to the date hereof.

          (xxxiv) No part of the proceeds of the sale of the Securities will be used for any purpose that violates the provisions of any of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

          (xxxv) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all United States federal income taxes which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the period ended July 28, 1991 have been settled and no assessment in connection therewith has been made against the Company. The Company and the Subsidiaries each has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxxvi)   The Company and the Subsidiaries each maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries have not made, and, to the knowledge of the Company, no employee or agent of the Company or any subsidiary has made, any payment of the Company's funds or any subsidiary's funds or received or retained any funds in violation of any applicable law, regulation or rule or that would be required to be disclosed in the Offering Memorandum.

          (xxxvii) Except for John F. Branham pursuant to an Agreement relating to the sale and purchase of the business and undertaking of JFB Engineering Company Limited by and between Mr. John F. Branham, JFB Engineering Company Limited, FEEL and the Company dated April 3, 1992, there are no holders of securities of the Company who have the right to require the Company to register securities held by them under the 1933 Act and such registration rights of British Airways and Mr. Branham will not be triggered by the transactions contemplated by this Agreement, the Registration Rights Agreement, the Supplemental Indenture, the Amended Bank Credit Agreement or the Acquisition Agreement.

          (xxxviii) No material event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which the Company or any Subsidiary is subject.

          (xxxix)   The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xl) Except as disclosed in the Offering Memorandum and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of the Subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or any Subsidiary that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any Subsidiary.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (b) Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

          Section 2.  Purchase, Sale and Resale of the Securities; Closing;
                      -----------------------------------------------------
Representations and Warranties of the Initial Purchasers.  (a)  On the basis of
--------------------------------------------------------
the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each of you, severally and not jointly, and each of you severally agrees to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof, the principal amount of the Securities set forth opposite your name on Schedule I.

          (b) Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company and you, at 10:00 A.M., New York time, on January 24, 1996 or at such other time not more than ten full business days thereafter as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). The Securities shall be in such denominations and registered in such names as you may request in writing at least two business days before the Closing Time. The Securities, which may be in temporary form, will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the last business day prior to the Closing Time.

          (c) At the Closing Time, payment shall be made to the Company in the aggregate amount of $97,250,000 in immediately available funds payable to the order of the Company against delivery of the Securities to you and the Company shall promptly reimburse you for your costs in obtaining immediately available funds.

          (d) You have advised the Company that you propose to offer the Securities for sale, upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. You hereby represent and warrant to the Company that you are a Qualified Institutional Buyer as defined in Rule 144A and an "Accredited Investor" as defined in Rule 501 of Regulation D. You agree with the Company that you (i) will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the 1993 Act, or, with respect to Securities sold in reliance on Regulation S, by means of any directed selling efforts (as defined in Rule 902 of Regulation S) in the United States and (ii) will solicit offers for the Securities only from, and will offer, sell or deliver the Securities, as part of its initial offering, only to (A) persons in the United States whom you reasonably believe to be Qualified Institutional Buyers or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to you that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in a transaction under Rule 144A, (B) other institutional investors that you reasonably believe to be Accredited Investors or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to you that each such account is an Accredited Investor, and (C) non-U.S. persons outside the United States to whom you reasonably believe offers and sales of the Securities may be made in reliance upon Regulation S, in transactions meeting the requirements of Regulation S under the Securities Act; provided that, with respect to clause
                                       --------
(B), each such transfer of Securities is effected by the delivery to such purchaser of Securities in definitive form and registered in its name (or its nominee's name) on the books maintained by the Trustee.

          Section 3.  Certain Covenants of the Company.  The Company covenants
                      --------------------------------
with you as follows:

          (a) The Company will not at any time make any amendment or supplement to the Offering Memorandum of which you shall not have previously been advised and furnished a copy or to which you or your counsel shall reasonably object.

          (b) The Company will promptly deliver to you, without charge, during the period from the date hereof to the date of the completion of the distribution of the Securities by you, such number of copies of the Offering Memorandum, as it may then be amended or supplemented, or the Preliminary Offering Memorandum, as it may then be amended or supplemented, as you may reasonably request.

          (c) If, at any time prior to completion of the distribution of the Securities by you, any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if, in the opinion of your counsel or counsel for the Company, it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company, at its own expense, will promptly prepare such amendment or supplement as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing at the time it is delivered to a purchaser, be misleading or so that such Offering Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish you such number of copies as you may reasonably request.

          (d) The Company will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than a year from the date of the Offering Memorandum; provided, however, that the Company shall
                                      --------  -------
     not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as you may request.

          (e) Except following the effectiveness of the Registration Statement, neither the Company nor any of its affiliates (as such term is defined in Rule 501(b) of

     Regulation D) will solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Rule 502(C) of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act.

          (f) Neither the Company nor any of its affiliates (as such term is defined in Rule 501(b) of the 1933 Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) the offering of which security could be integrated with the sale of the Securities in a manner that would require the registration of any of the Securities under the 1933 Act.

          (g) The Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under the 1940 Act, and will not be or become a closed-end investment company required to be registered, but not registered, thereunder.

          (h) During the period from the Closing Time to the earlier of (i) three years after the Closing Time or (ii) the date of effectiveness of the Registration Statement, the Company will not, and will not permit any of its affiliates (as such term is defined in Rule 144 under the 1933 Act) to, resell any of the Securities that have been reacquired thereby, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the 1933 Act.

          (i) The Company will, so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, either (i) file reports and other information with the Commission under Section 13 or Section 15(d) of the 1934 Act, or (ii) in the event the Company is not subject to Section 13 or Section 15(d) of the 1934 Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933 Act to permit compliance with Rule 144A
     in connection with resale of the Securities.   For a period of five years
     after the Closing Time, the Company will make available to you upon request copies of all such reports and information, together with such other documents, reports and information as shall be furnished by the Company to the holders of the Securities issued by it.

          (j) If requested by you, the Company will use its best efforts in cooperation with you to permit the Securities sold in transactions described in Section 2(d)(ii)(A) hereof to be eligible for clearance and settlement through The Depository Trust Company.

          (k) Each Security will bear the following legend until such legend shall no longer be necessary or advisable because such Security is no longer subject to the restrictions on transfer described therein:

               THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1), (2),
          (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR

          TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

          (l) The Company will apply the net proceeds that it receives from the offer and sale of the Securities issued by it in the manner set forth with respect to it in the Offering Memorandum under the heading "Use of Proceeds."

          (m) Except following the effectiveness of the Registration Statement, none of the Company, any affiliates (as such term is defined in Rule 501(b) of Regulation D) or any person acting on behalf thereof (other than you) will engage in any directed selling efforts (as such term is defined under Regulation S) in the United States with respect to the Securities, and each of the Company, such affiliate and such other person acting on behalf thereof will comply with the offering restrictions requirement of Regulation S.

          (n) Prior to the Closing Time, the Company will not issue any press release or other communications directly or indirectly or hold any press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, without your prior written consent, unless in the judgment of the Company and its counsel, and after notification to you, such press release or communication is required by law.

          (o) The Company has complied and will comply with all applicable provisions of Florida H.B. 1771, codified as Section 517.075, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

          (p) For a period of 120 days from the date of the Offering Memorandum, the Company will not, without your prior written consent, directly or indirectly, offer, sell, grant any option to purchase or otherwise dispose of any debt securities of the Company, other than the Exchange Securities referred to in the Registration Rights Agreement.

          Section 4.  Payment of Expenses.  Whether or not any sale of the
                      -------------------
Securities is consummated, the Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including
(a) the preparation and printing of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Initial

Purchasers, (b) the preparation, reproduction and distribution of the Securities, this Agreement, the Registration Rights Agreement, the Indenture and any "blue sky" or legal investment memoranda, (c) the delivery of the Securities to the Initial Purchasers, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Securities under the applicable securities laws in accordance with Section 3(d) and any filing for review of the offering with NASD, including filing fees and fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any "blue sky" or legal investment memoranda, (f) any fees charged by rating agencies for rating the Securities,
(g) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities and (h) the cost of obtaining approval for the trading of the Securities through PORTAL.

          If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or 9(a)(i), the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the fees and disbursements of counsel for the Initial Purchasers.

          Section 5.  Conditions of Initial Purchasers' Obligations.  The
                      ---------------------------------------------
obligations of each Initial Purchaser to purchase and pay for the Securities that it has severally agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein and in certificates of any officer of the Company and any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) At the Closing Time, each of you shall have received a signed opinion of Ropes & Gray, counsel for the Company, dated as of the Closing Time, in substantially the form attached hereto as Exhibit B-1. Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Securities pursuant to this Agreement as counsel for the Initial Purchasers may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the Commonwealth of Massachusetts, the federal law of the United States and the General Corporation Law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Initial Purchasers, in which case the opinion shall state that they believe you are entitled to so rely. In giving such opinion, such counsel may rely upon the opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol, as to all matters governed by the laws of the State of New York and the Initial Purchasers are entitled to rely thereon. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; provided that such certificates have been
                                       --------
     delivered to the Initial Purchasers.

          (b) At the Closing Time, each of you shall have received a signed opinion of Lovell White Durrant, counsel to BEA(UK) and FEEL, dated as of Closing Time, in substantially the form attached hereto as Exhibit B-2. Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Securities pursuant to this Agreement as counsel for the Initial Purchasers may reasonably request.

          (c) At the Closing Time, each of you shall have received a signed opinion of Trenite Van Doorne, counsel to Royal Inventum, dated as of Closing Time, in substantially the form attached hereto as Exhibit B-3. Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Securities pursuant to this Agreement as counsel for the Initial Purchasers may reasonably request.

          (d) At the Closing Time, each of you shall have received the favorable opinion of Shearman & Sterling, counsel for the Initial Purchasers, dated as of the Closing Time, to the effect that the opinions delivered pursuant to Sections 5(a), 5(b) and 5(c) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Securities, this Agreement, the Indenture, the Registration Rights Agreement, the Offering Memorandum and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; provided that such
                                                            --------
     certificates have been delivered to the Initial Purchasers.

          (e) At the Closing Time, (i) the Offering Memorandum, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Offering Memorandum other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the

     Company or any Subsidiary before or by any government, governmental instrumentality or court, domestic or foreign, that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Offering Memorandum, (iv) the Company shall have in all material respects complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (v) no event of default shall exist under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which the Company or any Subsidiary is subject and (vi) the other representations and warranties of the Company set forth herein shall be accurate in all material respects as though expressly made at and as of the Closing Time. At the Closing Time, each of you shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

          (f) At the time that this Agreement is executed by the Company, each of you shall have received from Deloitte & Touche L.L.P., independent auditors for the Company, a letter, dated such date, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published rules and regulations thereunder, and stating in effect that:

               (i) in their opinion, the audited financial statements related to the Company and its consolidated subsidiaries and the related financial statement schedules included in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder;

               (ii) on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company included in the Offering Memorandum, a reading of the minutes of all meetings of the stockholders and directors of the Company and the Audit, Stock Option and Compensation, and Pricing Committees of the Company's Board of Directors since February 25, 1995 (except for those meetings for which minutes have not yet been provided, in which case minutes for such meetings in draft form have been read) inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a review in accordance with procedures established by the American Institute of Certified Public Accountants (the "AICPA") with respect to the nine-month periods ended November 25, 1995 and November 26, 1994 performed at the request of the Company, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                      (A) the unaudited financial statements for the Company and its consolidated subsidiaries for the nine-month periods ended November 25, 1995 and November 26, 1994 included in the Offering Memorandum do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum;

                      (B) at a specified date not more than five days prior to
               the date of this Agreement, there was any change in the capital stock of the Company or any decrease in the consolidated net current assets or net assets of the Company and its subsidiaries or any increase in the consolidated long-term debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included in the Offering Memorandum, except in each case for changes, decreases or increases that the Offering Memorandum discloses have occurred or may occur; or

                      (C) for the period from the date of the latest financial
               statement included in the Offering Memorandum to a specified date not more than five days prior to the date of this Agreement, there was any decrease in consolidated net sales, operating earnings, net earnings or net earnings per share of the Company and its subsidiaries, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Offering Memorandum discloses have occurred or may occur;

               (iii) based on a comparison of the information included under the heading "Selected Financial Information" with the requirements of Item 301 of Regulation S-K and inquiries of certain officials of the Company who have responsibility for financial and accounting matters whether this information conforms in all material respects with the disclosure requirements of Item 301 of Regulation S-K, nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of item 301 of Regulation S-K;

               (iv) they are unable to and do not express any opinion on the Unaudited Pro Forma Combined Financial Information and the other pro forma financial information appearing under the captions "Summary Financial Information" and "Selected Financial Information of BEA" (collectively, the "Pro Forma Information") included in the Registration Information or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Information; however, for purposes of such letter they have:

                    (A)  (x)  read the Pro Forma Information; and

                         (y) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Information complies in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                    (B) stated those officials' response to such inquiries; and

                    (C) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Information;

          on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Information included in the Offering Memorandum does not comply in form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of that statement; and

               (v) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Offering Memorandum appearing in the Offering Memorandum, including the Selected Financial Information, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company and its subsidiaries.

          (g) At the Closing Time, each of you shall have received from Deloitte & Touche L.L.P. a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f), except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

          (h) At the time that this Agreement is executed by the Company, each of you shall have received from Arthur Andersen LLP, independent auditors for Burns, a letter, dated such date, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to Burns within the meaning of the 1933 Act and the applicable published rules and regulations thereunder, and stating in effect that:

               (i) in their opinion, the audited financial statements related to Burns and the related financial statement schedules included in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder; and

               (ii) on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of Burns included in the Offering Memorandum, a reading of the minutes of all meetings of the stockholders and directors of Burns and its subsidiaries and the Committees of Burns' Board of Directors since January 1, 1995 (except for those meetings for which minutes have not yet been provided, in which case minutes for such meetings in draft form have been read), inquiries of certain officials of Burns and its subsidiaries responsible for financial and accounting matters, a review in accordance with procedures established by the American Institute of Certified Public Accountants (the "AICPA") with respect to the nine-month periods ended September 30, 1995 and September 30, 1994 performed at the request of Burns, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements for Burns and its
               consolidated subsidiaries for the nine-month periods ended September 30, 1995 and September 30, 1994 included in the Offering Memorandum do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum;

                    (B) at a specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock of Burns or any decrease in the consolidated net current assets or net assets of Burns or any increase in the consolidated long-term debt of Burns, in each case as compared with amounts shown in the latest balance sheet included in the Offering Memorandum, except in each case for changes, decreases or increases that the Offering Memorandum discloses have occurred or may occur; or

                    (C) for the period from the date of the latest financial
               statement included in the Offering Memorandum to a specified date not more than five days prior to the date of this Agreement, there was any decrease in consolidated net sales, operating earnings or net earnings of Burns, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Offering Memorandum discloses have occurred or may occur;

               (iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Offering Memorandum included in the Selected Financial Information, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of Burns and its subsidiaries.

          (i) At the Closing Time, each of you shall have received from Arthur Andersen LLP, independent auditors for Burns, a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(h), except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

          (j) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities, including the Securities, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

          (k) At the Closing Time, counsel for the Initial Purchasers shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and the matters referred to in Section 5(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities as contemplated in this Agreement shall be reasonably satisfactory in form and substance to the Initial Purchasers and to counsel for the Initial Purchasers.

          (l) At the Closing Time, the Supplemental Indenture shall have been fully executed and in full force and effect.

          (m) At or prior to the Closing Time, the Company shall have entered into the Amended Bank Credit Agreement; no event shall have occurred and be continuing, the occurrence or continuance of which would relieve the Lenders of their obligation to advance funds, or preclude them from advancing funds, to the Company pursuant to the terms of the Amended Bank Credit Agreement; the Amended Bank Credit Agreement shall conform in all material respects to the terms and provisions described in the Offering Memorandum; and the Company shall have provided to you and your counsel copies of such closing documents delivered to the Lenders as you or your counsel may reasonably request (including originals addressed to you of any legal opinions of counsel for the Company).

          (n) At the Closing Time, the Acquisition Agreement shall be in full force and effect; the closing contemplated by the Acquisition Agreement shall have been consummated in accordance with the terms thereof in all material respects (except to the extent any conditions precedent have been waived with your prior written consent, which consent shall not be unreasonably withheld); and the Company shall have provided to you or your counsel copies of all closing documents delivered to the parties to the transactions contemplated by the Acquisition Agreement (including originals addressed to you of any legal opinions of counsel for the Company).

          (o) At the Closing Time, the Registration Rights Agreement shall have been fully executed and be in full force and effect.

          (p) At or prior to the Closing Time, the Company shall have entered into an amendment to the Term Loan Agreement between the Company and Nationsbank of Florida, National Association, as lender, dated as of December 20, 1994 to amend certain covenants to allow the issuance of the Securities.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

          Section 6.  Indemnification.  (a)  The Company agrees to indemnify and
                      ---------------
hold harmless the Initial Purchasers and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary offering memorandum or the Offering Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in any preliminary offering memorandum or the Offering Memorandum (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or any omission from a preliminary offering memorandum shall not inure to the benefit of any Initial Purchaser (or any person who controls such Initial Purchaser within the meaning of Section 5 of the 1933 Act) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Offering Memorandum (or any amendment or supplement thereto) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or the omission from such preliminary offering memorandum was corrected in the Offering Memorandum (or any amendment or supplement thereto).

          (b) Each Initial Purchaser severally (but not jointly) agrees to indemnify and hold harmless the Company, its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 6(a), as incurred, but only with respect to untrue statements or omissions made in any preliminary offering memorandum or the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use in such preliminary offering memorandum or the Offering Memorandum (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request with such request prior to the date of such settlement.

          Section 7.  Contribution.  In order to provide for just and equitable
                      ------------
contribution in circumstances under which the indemnity provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Initial Purchasers shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and the Initial Purchasers, as incurred, in such proportions that the Initial Purchasers are responsible for that portion represented by the percentage that the Initial Purchasers' discount appearing on the cover page of the Offering Memorandum bears to the price to investors appearing thereon, and the Company is responsible for the balance; provided, however, that no person guilty of
                             --------  -------
fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Initial Purchaser and its affiliates, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          Section 8.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery.  The representations, warranties, indemnities, agreements and other
--------
statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Initial Purchasers or any person who controls the Company or the Initial Purchasers within the meaning of
Section 15 of the 1933 Act and will survive delivery of and payment for the Securities.

          Section 9.  Termination of Agreement.  (a)  The Initial Purchasers may
                      ------------------------
terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the Initial Purchasers' judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities or (iii) if trading in any securities of the Company has been suspended by the Commission or the NASD, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the NASD or any other governmental authority or (iv) if a banking moratorium has been declared by either federal, New York or Florida authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

          Section 10.  Default.  If one of the Initial Purchasers shall fail at
                       -------
the Closing Time to purchase the Securities that it is obligated to purchase (the "Defaulted Securities"), the non-defaulting Initial Purchaser shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities upon the terms herein set forth; if, however, such non-defaulting Initial Purchaser has not completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased, the non-defaulting Initial Purchaser shall be obligated to purchase the full amount thereof, or

          (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser.

          No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 10.

          Section 11.  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Initial Purchasers at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, Attention: Mr. Michael F. Senft with copies to Shearman & Sterling at 599 Lexington, New York, New York 10022, Attention: Mr. Rohan S. Weerasinghe; and notices to the Company shall be directed to it at 1400 Corporate Center Way, Wellington, Florida 33414, Attention: Mr. Amin J. Khoury, Chairman of the Board of Directors and Chief Executive Officer with copies to Ropes & Gray, One International Place, Boston, Massachusetts 02110, Attention: Mr. C. Dean Dusseault.

          Section 12.  Parties.  This Agreement is made solely for the benefit
                       -------
of the Initial Purchasers, the Company and, to the extent expressed, any person who controls the Company or any Initial Purchaser within the meaning of Section 15 of the 1933 Act, and the directors of the Company, its officers and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Initial Purchasers of the Securities.

          Section 13.  Governing Law and Time.  This Agreement shall be governed
                       ----------------------
by the laws of the State of New York. Specified times of the day refer to New York City time.

          Section 14.  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                           _________________________

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Initial Purchasers in accordance with its terms.

                                    Very truly yours,


                                    BE AEROSPACE, INC.


                                    By
                                      ---------------------------------
                                      Name:
                                      Title:


Confirmed and accepted as of
 the date first above written:


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated


By
  ------------------------------------
   Name:
   Title:


MORGAN STANLEY & CO. INCORPORATED


By
  ------------------------------------
   Name:
   Title:

                                   SCHEDULE I
                                   ----------

                                                       Principal Amount
                                                        of Securities
          Initial Purchasers                           to be Purchased
          ------------------                           ----------------
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated.............................              $ 70,000,000
Morgan Stanley & Co. Incorporated............              $ 30,000,000

      Total..................................              $100,000,000

                                   EXHIBIT A

                                    FORM OF

                         REGISTRATION RIGHTS AGREEMENT

                                  EXHIBIT B-1

                                    FORM OF

                            OPINION OF ROPES & GRAY

                           [Ropes & Gray Letterhead]


                                     [Date]



MERRILL LYNCH & CO.
 Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, NY  10281

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, NY  10036

Ladies and Gentlemen:

          We have acted as counsel for BE Aerospace, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of $100,000,000 aggregate principal amount of its 9 7/8% Senior Subordinated Notes due 2006 (the "Securities"). This opinion is furnished to you pursuant to Section 5(a) of the Purchase Agreement dated January 19, 1996 (the "Purchase Agreement") among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Morgan Stanley & Co. Incorporated (together with Merrill Lynch, the "Initial Purchasers") relating to the issuance and sale of the Securities. Terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined.

          We have attended the closing of the sale of Securities held today. We have examined a copy of the Offering Memorandum dated January 19, 1996, relating to the Securities; an executed copy of each of the Purchase Agreement, the Registration Rights Agreement, the Acquisition Agreement, the Amended Bank Credit Agreement, the Supplemental Indenture and the Indenture; and such other documents as we have deemed necessary as a basis for the opinions expressed herein.

          We express no opinion as to the laws of any jurisdiction other than those of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. With your approval, we have relied to the extent necessary as to certain matters governed by the laws of the State of New York on the opinion to you dated this date of Reboul, MacMurray, Hewitt, Maynard & Kristol. Said opinion is satisfactory in form and scope to enable us to render the opinion set forth below and, although we have made no independent investigation of such matters, we are of the opinion that you may properly rely thereon as to all matters covered thereby.

          Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Company, we have made inquiries to the extent we believe reasonable with respect to such matters and have relied upon representations made by the Company in the Purchase Agreement and representations made to us by one or more officers of the Company. Although we have not independently verified the accuracy of such representations we do not know of the existence or absence of any fact contradicting such representations. Any reference herein to "our knowledge," "known to us" or any variation thereof shall mean the actual knowledge of lawyers in this firm who have participated in our representation of the Company in connection with the preparation of the Offering Memorandum, the Indenture, the Registration Rights Agreement, the Acquisition Agreement, the Supplemental Indenture and the Amended Bank Credit Agreement. With respect to our opinion set forth in paragraphs 10(ii) and 11(iii) below, other than as specified therein we have not searched the dockets of any court, administrative body, agency or other filing office in any jurisdiction.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. Each of the Company and Acurex is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power to own or lease all assets owned or leased by it and conduct its business as described in the Offering Memorandum. The Company has authority to issue, sell and deliver the Securities, to execute and deliver the Purchase Agreement, the Registration Rights Agreement, the Acquisition Agreement, the Amended Bank Credit Agreement and the Indenture, and to perform its obligations thereunder. The Company is qualified to transact business, and is in good standing as a foreign corporation, in California, Connecticut, Florida, Massachusetts, New Jersey and Washington; the states of California, Connecticut, Florida, Minnesota, New Jersey and Washington being the only jurisdictions in the United States in which the Company has advised us that it owns or leases real property. Acurex is qualified to transact business, and is in good standing as a foreign corporation, in California and Florida; the states of California and Florida being the only jurisdictions in which the Company has advised us that Acurex owns or leases real property.

          2. Burns is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power to own or lease all assets owned or leased by it and conduct its business as described in the Offering Memorandum. Burns is qualified to transact business, and is in good standing as a foreign corporation, in California, North Carolina and Washington; the states of California, North Carolina and Washington being the only jurisdictions in which the Company has advised us that Burns owns or leases real property.

          3. The authorized, issued and outstanding capital stock of the Company is as set forth in the Capitalization table in the Offering Memorandum under the caption "Historical BEA", except for issuances or forfeitures subsequent to the date of the information provided in such table, if any, pursuant to the Company's stock option plans. The shares of the Company's common stock, $.01 par value (the "Common Stock") issued and outstanding on this date as set forth in the certificate of the Company's Chief Financial Officer included in the documents delivered at the Closing have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights under the Delaware General Corporation Law or the Restated Certificate of Incorporation of the Company or, to the best of our knowledge, any preemptive rights pursuant to any contract to which the Company is a party or by which it is bound.

          4. The Securities and the Indenture conform to the description thereof contained in the Offering Memorandum under the caption "Description of the Notes."

          5. The statements made in the Offering Memorandum under the captions "Business-Legal Proceedings," "Exchange Offer; Registration Rights," and "Certain Federal Tax Considerations," to the extent that they constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information disclosed therein in all material respects.

          6. The Acquisition Agreement, the Supplemental Indenture and the Amended Bank Credit Agreement conform in all material respects as to legal matters to the descriptions thereof in the Offering Memorandum.

          7. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          8. The Indenture, the Acquisition Agreement, the Supplemental Indenture and the Amended Bank Credit Agreement have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with their respective terms, except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          9. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the Indenture and issued and delivered to and paid for by you pursuant to the Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

          10. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) of any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

          11. To the best of our knowledge, (i) neither the Company, Acurex nor Burns is in violation of its certificate of incorporation or by-laws or in default in the performance of any obligation, agreement or condition in any agreement or instrument known to us to which the Company, Acurex or Burns is a party or by which either of them is bound and which default could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole and (ii) neither the Company, Acurex, nor Burns is in violation of any applicable law, rule or regulation, or, to our knowledge after having made inquiry of the Company, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality, where such violation or default could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole.

          12. The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the Amended Bank Credit Agreement, the Acquisition Agreement, the Supplemental Indenture and the Indenture by the Company, the issuance and sale of the Securities, the consummation by the Company of the transactions contemplated in the Purchase Agreement (including, without limitation, the Acquisition and the financing thereof), and compliance by the Company with the terms of the Purchase Agreement, the Registration Rights Agreement, the Amended Bank Credit Agreement, the Acquisition Agreement, the Supplemental Indenture and the Indenture do not, and will not, result in any violation of, be in conflict with, constitute a default under, or result in the creation of a lien under, any term or provision of (i) the certificate of incorporation or by-laws of the Company or Acurex, (ii) any agreement or instrument known to us to which the Company or Acurex is a party or by which either of them or their properties is bound except for the consensual liens created pursuant to the Amended Bank Credit Agreement or (iii) any applicable law or regulation, or, to our knowledge after having made inquiry of the Company, any order, writ, injunction or decree of any jurisdiction, court or governmental instrumentality, except that we express no opinion as to state securities or "blue sky" laws and except that we express no opinion in this paragraph 11 as to compliance with the antifraud provisions of federal and state securities laws.

          13. No authorization, approval, consent or license of any governmental or regulatory body, agency or instrumentality of the United States or any state thereof is required for the (i) valid issuance of the Securities in accordance with the provisions of the Indenture, (ii) sale of the Securities to you as contemplated by the Purchase Agreement or (iii) execution, delivery or performance by the Company of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Amended Bank Credit Agreement, the Supplemental Indenture or the Acquisition Agreement other than (x) under the 1933 Act and the rules and regulations thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and (y) such as have been obtained, except that we express no opinion with respect to qualification under, or compliance with, any state securities or "blue sky" laws.

          14. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          15. Neither the issuance, sale or delivery of the Securities nor the application of the proceeds thereof by the Company in accordance with the Offering Memorandum will violate regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          16. Assuming (i) the accuracy of the representations and warranties of the Initial Purchasers in Section 2 of the Purchase Agreement and (ii) the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 2 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under, or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with, the Purchase Agreement to register the Securities under the 1933 Act or to qualify any indenture in respect of the Securities under the Trust Indenture Act.

          We have not independently verified the accuracy, completeness or fairness of the statements made or the information contained in the Offering Memorandum and, except with respect to the descriptions referred to in paragraphs 3, 4 and 5 above, we are not passing upon and do not assume any responsibility therefor. In the course of the preparation by the Company of the Offering Memorandum, we have participated in discussions with your representatives and those of the Company and its independent accountants, in which the business and affairs of the Company and the contents of the Offering Memorandum were discussed. On the basis of information that we have gained in the course of our representation of the Company in connection with its preparation of the Offering Memorandum and our participation in the discussions referred to above, we do not know of any statute or regulation or any pending or threatened legal or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any of its property is subject required to be described or referred to in the Offering Memorandum, if it were filed as a part of a registration statement on Form S-1 under the 1933 Act, which is not so described or referred to, nor of any contract or other document of a character required to be described or referred to in the Offering Memorandum, if it were filed as a part of a registration statement or Form S-1 under the 1933 Act, which is not so described or referred to. Further, based upon such information and participation, we have no reason to believe that the Offering Memorandum as of its date or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion, however, as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information set forth or referred to in the Offering Memorandum.

          This opinion is furnished by us as counsel for the Company to you as Initial Purchasers and is solely for the benefit of the Initial Purchasers. You are hereby entitled to rely upon our opinion delivered today to Eagle Industries, Inc. and our opinion dated January 24, 1996 delivered to The Chase Manhattan Bank (National Association) as if such opinions were addressed to you.

                                                            Very truly yours,


                                                            Ropes & Gray

                                  EXHIBIT B-2

                                    FORM OF

                        OPINION OF LOVELL WHITE DURRANT

                       [Lovell White Durrant Letterhead]

                                                            [Date]

Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York
NY  10281-1201
USA

Morgan Stanley & Co. Incorporated
1585 Broadway
New York
NY  10036
USA

Dear Sirs

BE AEROSPACE (UK) LIMITED AND FLIGHT EQUIPMENT AND ENGINEERING LIMITED
----------------------------------------------------------------------

1. We have acted as English legal advisers to BE Aerospace (UK) Limited (formerly Flight Equipment and Engineering Limited), a company registered in England and Wales under registered number 516846, the registered office of which is located at Nissen House, Grovebury Road, Leighton Buzzard, Bedfordshire ("BEA(UK)"), since its acquisition by BE Aerospace, Inc. (formerly BE Avionics, Inc.) (the "Issuer") on 2 April, 1992. We have also acted as English legal advisers to Flight Equipment and Engineering Limited, a company registered in England and Wales under registered number 1417308, the registered office of which is located at Nissen House, Grovebury Road, Leighton Buzzard, Bedfordshire ("FEEL"), 2 April, 1992. We have been asked by the Issuer, a Delaware corporation, to provide this opinion in connection with the issue and sale by the Issuer of US$100,000,000 principal amount of 9 7/8% Senior Subordinated Notes due 2006 (the "Securities"). We have been provided with copies of:-

     (a) an Offering Memorandum dated _________, 1996, related to the Securities;

     (b) a draft dated __________, 1996, of an indenture to be dated as of _________, 1996, between the Issuer and the trustee named therein (the "Indenture") which we have been advised is the final form thereof;

     (c) the purchase agreement dated as of _________, 1996, between the Issuer and you relating to the issue and sale of the Securities (the "Purchase Agreement");

     (d) the registration rights agreement to be dated as of __________, 1996, between the Issuer and you relating to the filing of a registration statement with respect to the Securities (the "Registration Rights Agreement);

     (e) the acquisition agreement dated as of 14 December, 1995, between the Issuer and Eagle Industries, Inc. and certain of its affiliates relating to the purchase by the Issuer of all of the outstanding shares of Burns Aerospace Corporation (the "Acquisition Agreement");

     (f) the second amended and restated credit agreement dated as of 19 January, 1996, between the Issuer and the lenders party thereto (the "Lenders") and The Chase Manhattan Bank (National Association), as agent for the Lenders (the "Amended Bank Credit Agreement"); and

     (g) the first supplemental indenture dated as of 5 January, 1996, between the Issuer and United States Trust Company of New York, as trustee (the "Supplemental Indenture"), effecting certain amendments to, and a waiver of a provision of, the indenture dated as of March 3, 1993 between the Issuer and such trustee, related to the Issuer's 9-3/4% Senior Notes due 2003.

2. We understand that this opinion is required by you pursuant to Section 5(b) of the Agreement.

3. For the purposes of giving this opinion, we have examined the following documents relating to each of BEA(UK) and FEEL:-

     (a) Statutory Books, including the Register of Members and the Minutes of board meetings and general meetings of the shareholders contained therein;

     (b) copies of the Memorandum and Articles of Association and Certificate of Incorporation; and

     (c) Certificates of good standing issued by the Registrar of Companies on _________, 1996, copies of which are annexed hereto marked "A".

4. We have carried out a search of microfiches relating to each of BEA(UK) and FEEL supplied to us by the Companies Registration Office on _________, 1996, timed at _______ which revealed no order or resolution to wind up either BEA(UK) or FEEL and no notice of the appointment of an administrator or receiver of either BEA(UK) or FEEL. We have also carried out a search at the Central Registry of Winding Up Petitions, London on _________, 1996, which shows no pending petition to wind up either BEA(UK) or FEEL. We have not conducted any further search, or any search in any District Registry of the High Court where winding-up and administration petitions may also be presented in certain cases, and accordingly this opinion is given on the assumption that such searches (if made) would not reveal any circumstances which would require amendment of this opinion.

5. Except for the documents listed in paragraph 3 above, we have not examined for the purposes of this opinion any contracts or other documents entered into by or affecting either BEA(UK) or FEEL or any corporate records of either BEA(UK) or FEEL. We have not made any other enquiries or searches concerning either BEA(UK) or FEEL (whether within this firm or otherwise), except as mentioned in paragraph 4 above. For the purposes of this opinion, we have relied as to factual matters upon certificates of officers and directors of the Issuer and of BEA(UK) and FEEL and have relied on representations made by the Issuer in the Purchase Agreement.

6. This opinion is given only with respect to English law in force at the date of this letter as applied by English Courts and is given on the basis that it will be governed by and construed in accordance with English law. No opinion is expressed or implied as to the laws of any other territory.

7. This opinion is based on the assumptions set out in the appendix to this letter, which we have taken no steps to verify independently.

8, Based upon and subject to the foregoing, and subject as stated herein and to any matters not disclosed to us, we are of the opinion that:-

     (a) each of BEA(UK) and FEEL is duly incorporated under the Companies Act 1948 as a private company with limited liability under English law, is validly existing under English law and has the necessary corporate power under the Companies Act 1985 and 1989 and its Memorandum and Articles of Association to conduct its business and to own, lease and operate its properties as described in the Offering Memorandum at pages ____ (copies of which are annexed hereto marked "B");

     (b) as reflected in the register of members of BEA(UK), the Issuer is the registered holder of the 500,000 issued ordinary shares of (Pounds)1 each of BEA(UK) and the 380,000 shares issued cumulative redeemable preference shares of (Pounds)1 each of BEA(UK). Pursuant to Section 361 Companies Act 1985, the register of members of a company (as defined in that Act) is prima facie evidence of any matters which are by that Act directed or authorised to be inserted in it, and of legal ownership of shares;

     (c) as reflected in the register of members of FEEL, BEA(UK) is the registered holder of the 100 issued ordinary shares of (Pounds)1 each of FEEL. Pursuant to Section 361 Companies Act 1985, the register of members of a company (as defined in that Act) is prima facie evidence of any matters which are by that Act directed or authorised to be inserted in it, and of legal ownership of shares;

     (d) in the absence of any circumstance by which a member of a company limited by shares (as defined in the Companies Act 1985) may become liable for the company's debts, the liability of the member (including, with respect to BEA(UK), the Issuer or with respect to FEEL, BEA(UK)) for such debts will be limited to the par value of the shares held and any premium agreed to be paid, to the extent that such amounts have not been paid by any previous holder of those shares. According to the register of members of each of BEA(UK) and FEEL, the search of microfiches relating to each of BEA(UK) and FEEL referred to in paragraph 4 above and the certificates of the officers and directors of the Issuer, BEA(UK) and FEEL, but having made no other enquiry, investigation or verification, we are of the opinion that the issued ordinary shares of (Pounds)1 each in BEA(UK) and FEEL are fully paid;

     (e) the issued cumulative redeemable preference shares of (Pounds)1 each of BEA(UK) have been duly authorised, validly issued and fully paid;

     (f) the issued cumulative redeemable preference shares of (Pounds)1 each of BEA(UK) were not issued in violation of any pre-emptive rights under statute or under the Memorandum and Articles of Association of BEA(UK);

     (g) none of the following will result in any breach of the Memorandum and Articles of Association of either of BEA(UK) or FEEL:-

          (i) the execution and delivery by the Issuer of the Purchase Agreement, the consummation by the Issuer of the transactions therein contemplated and the compliance by the Issuer with its terms;

          (ii) the execution and delivery by the Issuer of the Registration Rights Agreement and the compliance by the Issuer with its terms;

          (iii) the execution and delivery by the Issuer of the Indenture and the compliance by the Issuer with its terms;

          (iv) the issue and delivery by the Issuer of the Securities as contemplated by the Offering Memorandum;

          (v) the consummation by the Issuer of the transactions contemplated in the Offering Memorandum;

          (vi) the execution and delivery by the Issuer of the Acquisition Agreement, the consummation by the Issuer of the transactions therein contemplated and the compliance by the Issuer with its terms;

          (vii) the execution and delivery by the Issuer of the Amended Bank Credit Agreement and the compliance by the Issuer with the terms; and

          (viii) the execution and delivery by the Issuer of the Supplemental Indenture and the compliance by the Issuer with its terms; and

     (h) the matters referred to in paragraph 8(g)(i) to (viii) inclusive above do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either BEA(UK) or FEEL under:-

          (i)    any existing English law, rule or regulation; or

          (ii) to our knowledge (based solely upon written notification by BEA(UK) and FEEL) and on the basis of the certificates of the officers and directors of BEA(UK), FEEL and the Issuer, any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over BEA(UK) or FEEL or any of their properties.

9. This opinion is addressed to you in connection with the Issue. It is given for your benefit for the purpose of the issue of the Securities only, and may not be disclosed or quoted to or relied upon by any other person, without our prior written consent in each specific case, or used for any other purpose. No person (other than you) into whose possession a copy of this opinion may come may rely on this opinion without our express written consent addressed to him.

Yours faithfully


Lovell White Durrant

                              Appendix to Opinion
                              -------------------

In this opinion letter, we have assumed that:-

(a) All documents submitted to us as originals are authentic and complete and all signatures and seals are genuine.

(b) All documents supplied to us as photocopies or facsimile transmitted copies or other copies conform to the originals and such originals are authentic and complete.

(c) All documents, forms, notices and information which should have been delivered to the Companies Registration Office and the Central Registry of Winding Up Petitions on behalf of or relating to the Company have been so delivered and the file of records maintained at the Companies Registration Office and the Central Registry of Winding Up Petitions concerning the Company, and reproduced on microfiche for public inspection or disclosed to us orally, was complete, accurate and up-to-date at the time of the respective searches referred to in paragraph 4 of this opinion letter and there has been no change in the information filed or the oral disclosure made since the date on which those searches were made.

(d) All documents dated earlier than the date of this opinion letter on which we have expressed reliance remain accurate, complete and in full force and effect at the date of the opinion letter.

(e) Neither BEA(UK) nor FEEL has passed a resolution for its winding-up and no proceedings have been instituted or steps taken for the winding-up of BEA(UK) or FEEL or the appointment of an administrator or receiver in respect of all or any assets of BEA(UK) or FEEL.

(f) No law (other than English law) affects any of the conclusions stated in this opinion letter.

(g) The resolutions contained in the minutes referred to in paragraph 3(a) of this opinion letter were duly passed at a properly convened, constituted and conducted meeting of duly appointed directors and shareholders, respectively, of the Company at which all constitutional, statutory and other formalities were duly observed (including, if applicable, those relating to the declaration of directors' interests or the power of interested directors to vote); such resolutions have not been amended or rescinded and are in full force and effect; and the minutes of such meetings referred to in paragraph 3(a) of this opinion letter are a true record of the proceedings at such meetings.

(h) The certificates of the officers and directors of the Issuer and BEA(UK) and FEEL provided for the purposes of this opinion letter are true and accurate in all respects.

                                  EXHIBIT B-3

                                    FORM OF
                         OPINION OF TRENITE VAN DOORNE

                        [Trenite van Doorne Letterhead]



Merrill Lynch & Co.
Merrill Lynch, Pierce,
Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
NEW YORK, NY  10281-1201
U.S.A.


Morgan Stanley & Co. Incorporated
1585 Broadway
NEW YORK, NY  10036
U.S.A.



                                                   Rotterdam, [   ] January 1996


Dear Sirs,

Re:  Royal Inventum Company B.V.
--   ---------------------------

We have acted as legal advisers in The Netherlands to BE Aerospace (Netherlands) B.V. ("BEAN"), Koninklijke Fabriek Inventum B.V. ("KFI") and BE Aerospace (Sales and Services) B.V. ("BEASS"), which companies have their registered office at Galvanibaan 5, 3439 MG Nieuwegein, The Netherlands, for the purpose of rendering an opinion on certain matters of Netherlands law in connection with the issue and sale by BE Aerospace Inc. of USD 100,000,000 principal amount of [___] % Senior Subordinated Notes due 2006.

For the purposes of this opinion, we have examined and relied only on the following documents:

(a) a copy of the notarial deed of incorporation of BEAN, KFI and BEASS dated 28 April 1993, 20 May 1915 and 20 August 1990 respectively (the "Deeds of Incorporation");

(b) a copy of the articles of association (as amended) of BEAN and KFI dated 20 May 1994 and of BEASS, dated 11 January 1995 (the "Articles of Association");

(c) a copy of the register of shareholders of BEAN, KFI and BEASS respectively (the "Shareholders Registers");

(d) an extract dated 15 January 1996 (updated by a computer generated extract dated [_________]) from the Commercial Register (Handels-register) in Utrecht, The Netherlands in respect of BEAN, KFI and BEASS respectively (the "Extracts");

(e) two notarial deeds of transfer of shares in the share capital of BEASS dated 22 September 1994 (the "Deeds of Transfer");

(f) a notarial deed of transfer of shares in the share capital of KFI dated 29 April 1993 (the "Deed of Transfer KFI")

The documents referred to in paragraphs (a) to (f) inclusive above are hereinafter referred to as the "Certificates".

In connection with such examination and in giving this opinion, we have assumed:

(i) the genuineness of all signatures to all Certificates, the authenticity and completeness of all Certificates submitted to us as originals, the completeness and the conformity to the original documents of all Certificates submitted to us as copies and the authenticity of such original documents;

(ii) the accuracy, validity and binding effect of the Certificates and the matters certified or evidenced thereby at the date hereof (and any other relevant date);

This opinion shall be governed by and construed in accordance with Netherlands law and is given only with respect to Netherlands law in effect on the date of this opinion. We have not investigated the law of any jurisdiction other than The Netherlands. We express no opinion as to any matters of fact, tax law, anti-trust law or international law, including, without limitation, the law of the European Community (except to the extent that such matters of fact and law are explicitly covered by the opinions below). We have assumed that any foreign law which may apply does not affect this opinion.

Based on and subject to the foregoing, and subject to the qualifications set out below, we express the following opinions:

1 Each of BEAN, KFI and BEASS is a closed company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), duly incorporated and validly existing under the laws of The Netherlands.

2 According to the deed of incorporation and the shareholders register of BEAN, BE Aerospace Inc. ("BEAI"), with registered office at 1400 Corporate Center Way, Wellington, Florida 33414, U.S.A., is the registered holder of 36 (thirty six) issued ordinary registered shares, with a par value of NLG 1,000 each, and BE Aerospace (USA) Inc. ("BEAU"), with registered office at 1400 Corporate Center Way, Wellington, Florida 33414, U.S.A., is the registered holder of 4 (four) issued ordinary registered shares, with a par value of NLG 1,000 each, in the issued share capital of BEAN consisting of 40 shares.

3 According to the shareholders register of KFI and the Deed of Transfer KFI, BEAN is the registered holder of 5,584 (five thousand five hundred and eighty-four) issued ordinary registered shares, with a par value of NLG 500 each, in the issued share capital of KFI consisting of 5604 shares.

4 According to the shareholders register of BEASS and the Deeds of Transfer, BEAN is the registered holder of 40 (forty) shares, with a par value of NLG 1,000 each, in the issued share capital of BEASS consisting of 40 shares.

5 In the absence of any circumstance by which a shareholder of a closed company with limited liability (een besloten vennootschap met beperkte aansprakelijkheid) may become liable for the company's debts, the liability of BEAN, as shareholder of KFI and BEASS, will be limited to the obligation to fully pay the par value of the shares held and any share premium agreed to be paid, to the extent that such amounts have not been paid.

6 Pursuant to the Articles of Association, BEAI and BEAU, as shareholders of BEAN, are each personally liable for everything performed in the name of BEAN.

7 According to the Shareholders Registers and the Extracts, but having made no other enquiry, investigation or verification, the par value of the issued ordinary shares in BEAN, KFI and BEASS is fully paid.

The opinions expressed above are subject to the following qualifications:

(A) We have assumed that the Extracts fully and accurately reflect the corporate status and position of BEAN, KFI and BEASS respectively. It is noted, however, that the Extracts may not completely and accurately reflect such status and position insofar as there may be a delay between the taking of a corporate action (such as the issuance of shares, the appointment or removal of a director, a winding-up (ontbinding) or suspension of payment resolution or the making of a court order, like a winding-up, suspension of payment or bankruptcy order) and the filing of the necessary documentation at the Commercial Register and a further delay between such filing and an entry appearing on the file of the relevant party at the Commercial Register.

(B) There is no public register of shares in The Netherlands. In respect of the title to shares in the share capital of BEAN, KFI and BEASS respectively per the date of this opinion, we have compared the deed of incorporation of BEAN with the shareholders register of BEAN, the Deed of Transfer KFI with the shareholders register of KFI and the Deeds of Transfer with the shareholders register of BEASS and established the consistency of each of these Certificates. The absence of any registration in the Shareholders Registers of any subsequent transfer of title to the shares of BEAN, KFI or BEASS (as the case may be) is, however, no conclusive evidence that any such subsequent transfer of title has not occurred.

(C) We have assumed that the difference between the total number of shares issued in the share capital of KFI and the number of shares held by BEAN, as reflected in the shareholders register of KFI, is explained by the fact that at conversion of the company of KFI from a company limited by shares (naamlose vennootschap) into a closed company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) on 2 March 1992, not each holder of shares has offered its shares in order to be registered as a shareholder of the company, as converted. Pursuant to section 2:183, subsection 4, of the Dutch Civil Code, after conversion a shareholder is not able to exercise the rights pertaining to the shares as long as the shareholder has not been registered in the shareholders register of the company.

This opinion is given solely for your benefit in this particular matter and the context specified herein and no opinion may be inferred or implied beyond that expressly stated herein. It may not be, without our prior written consent, transmitted or otherwise disclosed to, or relied upon by, others, referred to in any other matter or context whatsoever, or be quoted or made public in any way, save for disclosure to your legal advisors.

Yours faithfully,

Trenite van Doorne

[      Signature     ]  [      Signature      ]
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